Exhibit 8.1

February 12, 2024

CSI Compressco LP

1735 Hughes Landing Boulevard, Suite 200

The Woodlands, Texas 77380

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to CSI Compressco LP, a Delaware limited partnership (the “Partnership”), in connection with (i) the transactions contemplated by the Agreement and Plan of Merger, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc. (“Kodiak”), Kodiak Gas Services, LLC (“Kodiak Services”), Kick Stock Merger Sub, LLC (“Stock Merger Sub”), Kick LP Merger Sub, LLC (“Unit Merger Sub”), Kick GP Merger Sub, LLC (“GP Merger Sub”), the Partnership, and CSI Compressco GP LLC (the “General Partner”, and such agreement, the “Merger Agreement”), and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-276508) initially filed by Kodiak on January 12, 2024, with the Securities and Exchange Commission relating to the Mergers (as defined below), including the consent statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”). Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, (i) Stock Merger Sub will merge (the “Initial LP Merger”) with and into the Partnership with the Partnership surviving the Initial LP Merger (the “Initial LP Surviving Entity”), (ii) following the Initial LP Merger, Frontier Acquisition I, Inc., a Delaware corporation (“Frontier I”), will contribute Partnership Common Units to Kodiak Services, and in exchange therefor, Kodiak Services will issue to Frontier I a number of OpCo Units equal to the number of shares of Kodiak Common Stock issued in the Initial LP Merger and the number of shares required to be issued in connection with conversion of outstanding time-based phantom units of the Partnership (the “Contribution”), and (iii) immediately following the Contribution, (A) GP Merger Sub will merge (the “GP Merger”) with and into the General Partner, with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Kodiak Services and (B) Unit Merger Sub will merge (the “Subsequent LP Merger” and, together with the Initial LP Merger, the “LP Mergers” and, together with the GP Merger, the “Mergers”) with and into the Initial LP Surviving Entity with the Initial LP Surviving Entity surviving the Subsequent LP Merger as a direct and indirect wholly owned subsidiary of Kodiak Services.

Vinson & Elkins L.L.P. Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

In connection with the Registration Statement, you have requested our opinion as to certain material U.S. federal income tax matters set forth in the Registration Statement under the caption “The Mergers—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Subsequent LP Merger for Electing Unitholders”.

In rendering our opinion, we have examined, and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants, and warranties contained in, (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement, (iii) the respective tax officer’s certificates of the Partnership and Kodiak, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and records as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have made certain reasonable assumptions, including that:

1.

any original documents submitted to us (including signatures thereto) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Mergers) execution and delivery of all documents in the form presented to us;

2.

the Mergers and any related transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the other agreements referred to therein (the “Transaction Documents”) and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Mergers and any related transactions will be effective under the laws of the State of Delaware and any other applicable jurisdiction;

3.

all factual statements, descriptions, and representations contained in any of the Transaction Documents (including the Officer’s Certificates) and the Registration Statement, and any other documents or records on which we have relied, are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Mergers and throughout the subsequent periods specified in the Officer’s Certificates, as applicable, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that make any such factual statements, descriptions, or representations untrue, incomplete or incorrect at the effective time of the Mergers or throughout the subsequent periods specified in the Officer’s Certificates, as applicable;

4.

any certificates, forms or other documentation that any of parties to the Mergers have requested, or will request, from any holder of Partnership Common Units or from any other person in connection with the Mergers will have been duly executed and provided to the requesting party as and when requested;

5.

any representations or statements made in any of the documents referred to herein qualified by knowledge, belief, expectation, intent, or materiality or comparable qualifiers are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Mergers and throughout the subsequent periods specified in the Officer’s Certificates, as applicable, in each case without such qualification;

6.

the Transaction Documents represent the entire understanding of the parties with respect to the Mergers and any related transactions, there are no other written or oral agreements regarding the Mergers other than the Transaction Documents;

7.	the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement; and

8.	all applicable reporting requirements with respect to the Mergers have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Mergers are consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement, including any transactions that may occur after the Closing, or described in the Registration Statement other than the opinion set forth below. We are opining herein only as to the U.S. federal income tax matters described below, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereto, the Treasury Regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change or differing interpretations, either prospectively or retroactively. Any change in applicable law, or any variation or difference in the information, facts, statements, representations, covenants, and undertakings on which we have relied may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof.

Based upon and subject to the foregoing and subject to the assumptions, representations, qualifications, and limitations set forth herein and in the Registration Statement, Vinson & Elkins L.L.P. is of the opinion that, for U.S. federal income tax purposes, the receipt by a U.S. holder (as defined in the Registration Statement) of OpCo Units in exchange for such U.S. holder’s Partnership Common Units pursuant to the Subsequent LP Merger should not result in the recognition of gain or loss to such U.S. holder other than any gain or loss resulting from (i) any cash paid in lieu of fractional OpCo Units, (ii) any cash deemed to be received as a result of a net reduction in the amount of nonrecourse liabilities allocated to such U.S. holder pursuant to Section 752 of the Code, or (iii) the issuance of shares of Series A Preferred Stock (as defined in the Registration Statement).

This opinion is rendered to the Partnership solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.